                                                                                                                                                                             EXHIBIT 99
EMERGENT BIOSOLUTIONS REPORTS FOURTH QUARTER AND FULL YEAR 2018 FINANCIAL RESULTS

GAITHERSBURG, Md., February 21, 2019—Emergent BioSolutions Inc. (NYSE: EBS) reported financial results for the quarter and year ended December 31, 2018.

FINANCIAL HIGHLIGHTS

(in millions)	Q4 2018 (unaudited)	Q4 2017 (unaudited)
Total Revenues	$270.7	$193.8
Pretax Income	$3.6	$51.9
Net Income (Loss)	$(3.4)	$33.9
Adjusted Net Income (1)	$38.3	$37.8
EBITDA (1)	$36.1	$65.2
Adjusted EBITDA (1)	$75.0	$67.1

(in millions)	Full Year 2018 (unaudited)	Full Year 2017
Total Revenues	$782.4	$560.9
Pretax Income	$81.5	$118.6
Net Income	$62.7	$82.6
Adjusted Net Income (1)	$119.6	$95.7
EBITDA (1)	$152.7	$166.0
Adjusted EBITDA (1)	$198.8	$175.7

2018 FINANCIAL PERFORMANCE

(I) Quarter Ended December 31, 2018 (Unaudited)

Revenues

Total Revenues
For Q4 2018, total revenues were $270.7 million, an increase of 40% over 2017. Total revenues reflect a significant increase in product sales due to the contribution of recently acquired products.

Product Sales
For Q4 2018, product sales were $217.4 million, an increase of $55.7 million or 34% as compared to 2017. The increase primarily reflects sales of NARCAN® (naloxone HCl) Nasal Spray, Vivotif® (Typhoid Vaccine Live Oral Ty21a) and Vaxchora® (Cholera Vaccine, Live, Oral), all acquired in October 2018.

	Three Months Ended December 31,
(in millions) (unaudited)	2018	2017	% Change
Product Sales
BioThrax®	$134.3	$107.0	26%
NARCAN® (naloxone HCl) nasal spray	41.7	--	--
Other	41.4	54.7	(24%)
Total Product Sales	$217.4	$161.7	34%

Contract Manufacturing
For Q4 2018, revenue from the Company’s contract manufacturing operations was $26.9 million, an increase of $10.7 million or 66% as compared to 2017. The increase primarily reflects increased manufacturing services for existing commercial customers at the Company’s Camden site.

Contracts and Grants
For Q4 2018, revenue from the Company’s development-based contracts and grants was $26.4 million, an increase of $10.5 million or 66% as compared to 2017. The increase primarily reflects increased R&D activities related to certain ongoing funded development programs, most notably NuThrax™ (anthrax vaccine adsorbed with CPG 7909 adjuvant).

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For Q4 2018, cost of product sales and contract manufacturing was $113.2 million, an increase of $46.7 million or 70% as compared to 2017. The increase primarily reflects the impact of an increase in sales of NARCAN® (naloxone HCl) Nasal Spray, which was acquired in the fourth quarter of 2018, and raxibacumab, which was acquired in the fourth quarter of 2017.

Research and Development (Gross and Net)
For Q4 2018, gross R&D expenses were $52.0 million, an increase of $23.5 million or 82% as compared to 2017. The increase primarily reflects an increase in costs associated with contract development services associated with NuThrax™ (anthrax vaccine adsorbed with CPG 7909 adjuvant).

For Q4 2018, net R&D expense, which reflects investments made in development programs that are not currently funded in whole or in part by third-party partners and is calculated as gross research and development expenses minus contracts and grants revenue, was $25.6 million, an increase of $13.0 million or 103% as compared to 2017. The increase primarily reflects investment in process improvements related to ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live) at the Canton site and increased costs associated with the Phase 2 clinical trial for the FLU-IGIV program. The Q4 2018 net R&D expense was 10% of net revenue (total revenue less contracts & grants) compared to 7% of net revenue in Q4 2017.

	Three Months Ended December 31,
(in millions) (unaudited)	2018	2017	% Change
Research and Development Expenses	$52.0	$28.5	82%
Adjustments:
- Contracts and grants revenue	$26.4	$15.9	66%
Net Research and Development Expenses	$25.6	$12.6	103%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$244.3	$177.9	37%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	10%	7%	NA

Selling, General and Administrative
For Q4 2018, selling, general and administrative expenses were $81.0 million, an increase of $39.2 million or 94% as compared to 2017. The increase primarily reflects higher transaction and integration related costs associated with the PaxVax and Adapt Pharma acquisitions.

Amortization of Intangible Assets
The Company has elected to reclassify amortization of intangible assets for Q4 2018 from cost of product sales and contract manufacturing to amortization of intangible assets, and therefore the Q4 2017 amounts have also been reclassified to conform to the current period presentation on the Company’s consolidated statements of operations.

For Q4 2018, amortization of intangible assets was $13.3 million versus $3.9 million as compared to 2017. The increase entirely reflects higher non-cash intangible asset amortization costs associated with the PaxVax and Adapt Pharma acquisitions, which both closed in the fourth quarter of 2018.

Income Taxes
For Q4 2018, the provision for income tax expense in the amount of $7.0 million includes the impact of non-deductible acquisition transaction costs and other permanent items. The effective tax rate for Q4 2018 is not meaningful given the low level of pre-tax income for the quarter.

Net Income (Loss) & Adjusted Net Income
For Q4 2018, the Company recorded a net loss of $3.4 million, or $0.07 per diluted share, versus net income of $33.9 million, or $0.67 per diluted share, in 2017. (2)

For Q4 2018, the Company recorded adjusted net income of $38.3 million, or $0.75 per diluted share, versus adjusted net income of $37.8 million, or $0.74 per diluted share, in 2017. (1) (2)

EBITDA & Adjusted EBITDA
For Q4 2018, the Company recorded EBITDA of $36.1 million versus $65.2 million in 2017. (1)

For Q4 2018, the Company recorded adjusted EBITDA of $75.0 million versus $67.1 million in 2017. (1)

(II) Year Ended December 31, 2018 (Unaudited)

Revenues

Total Revenues
For full year 2018, total revenues were $782.4 million, an increase of $221.5 million or 39% over 2017. Total revenues reflect significant increases in both product sales due to the contribution of recently acquired products and contract development and manufacturing services revenue.

Product Sales
For full year 2018, product sales were $606.5 million, an increase of $185.0 million or 44% as compared to 2017. The increase primarily reflects a full year of sales of ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live) and raxibacumab, both acquired in the fourth quarter of 2017, and NARCAN® (naloxone HCl) Nasal Spray, which was acquired in the fourth quarter of 2018.

	Year Ended December 31,
(in millions) (unaudited)	2018	2017	% Change
Product Sales
BioThrax®	$278.0	$286.6	(3%)
ACAM2000®	116.7	11.5	915%
Other	211.8	123.4	72%
Total Product Sales	$606.5	$421.5	44%

Contract Manufacturing
For full year 2018, revenue from the Company’s contract manufacturing operations was $98.9 million, an increase of $30.0 million or 44% as compared to 2017. The increase primarily reflects the completion of a milestone related to the expansion of certain contract manufacturing capabilities at the Company’s Lansing site, fill/finish services provided to third parties, and increased manufacturing services for commercial customers at the Company’s Canton site.

Contracts and Grants
For full year 2018, revenue from the Company’s development-based contracts and grants was $77.0 million, an increase of $6.5 million or 9% as compared to 2017. The increase primarily reflects an increase in R&D activities related to SIAN, the Company’s drug-device combination product candidate (antidote spray device) for the treatment of known or suspected acute cyanide poisoning as well as work related to ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live), which was acquired in the fourth quarter of 2017.

Operating Expenses

Cost of Product Sales and Contract Manufacturing
For full year 2018, cost of product sales and contract manufacturing was $322.3 million, an increase of $134.6 million or 72% as compared to 2017. The increase primarily reflects the impact of an increase in Other product sales associated principally with a full year of sales of both ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live) and raxibacumab, which were acquired in the fourth quarter of 2017, and NARCAN® (naloxone HCl) Nasal Spray, which was acquired in the fourth quarter of 2018.

Research and Development (Gross and Net)
For full year 2018, gross R&D expenses were $142.8 million, an increase of $45.4 million or 47% as compared to 2017. The increase primarily reflects an increase in costs associated with development programs related to the Company’s recently acquired product candidates.

For full year 2018, net R&D expense was $65.8 million, an increase of $38.9 million or 145% as compared to 2017. The increase primarily reflects investment in manufacturing development activities related to ACAM2000®, (Smallpox (Vaccinia) Vaccine, Live) and the FLU-IGIV program. The full year 2018 net R&D expense was 9% of net revenue (total revenue less contracts & grants) compared to 5% of net revenue in 2017.

	Year Ended December 31,
(in millions) (unaudited)	2018	2017	% Change
Research and Development Expenses	$142.8	$97.4	47%
Adjustments:
- Contracts and grants revenue	$77.0	$70.5	9%
Net Research and Development Expenses	$65.8	$26.9	145%
Adjusted Revenue (Total Revenue less Contracts and Grants Revenue)	$705.4	$490.4	44%
Net R&D as % of Adjusted Revenue (Net R&D Margin)	9%	5%	NA

Selling, General and Administrative
For full year 2018, selling, general and administrative expenses were $202.5 million, an increase of $59.6 million or 42% as compared to 2017. The increase primarily reflects an increase in acquisition-related costs (transaction and integration) associated with the PaxVax and Adapt acquisitions, compensation related costs from increased headcount and share-based compensation expense, and infrastructure improvement initiatives primarily related to IT systems.

Amortization of Intangible Assets
The Company has elected to reclassify amortization of intangible assets for full year 2018 from cost of product sales and contract manufacturing to amortization of intangible assets, and therefore the 2017 amounts have been reclassified to conform to the current period presentation on the Company’s consolidated statements of operations.

For full year 2018, amortization of intangible assets was $25.0 million versus $8.6 million as compared to 2017. The increase entirely reflects higher non-cash intangible asset amortization costs associated with the PaxVax and Adapt Pharma acquisitions, which both closed in the fourth quarter of 2018.

Income Taxes
For full year 2018, the provision for income tax expense in the amount of $18.8 million includes the impact of state taxes, GILTI (Global Intangible Low Income Tax), acquisition transaction costs and other non-deductible items. These are partially offset by the benefit relating to finalizing the impact of Tax Reform and the stock option deduction, resulting in an effective tax rate of 23%.

Net Income & Adjusted Net Income
For full year 2018, the Company recorded net income of $62.7 million, or $1.22 per diluted share, versus net income of $82.6 million, or $1.71 per diluted share, in 2017. (2)

For full year 2018, the Company recorded adjusted net income of $119.6 million, or $2.33 per diluted share, versus adjusted net income of $95.7 million, or $1.90 per diluted share, in 2017. (1) (2)

EBITDA & Adjusted EBITDA
For full year 2018, the Company recorded EBITDA of $152.7 million versus $166.0 million in 2017. (1)

For full year 2018, the Company recorded adjusted EBITDA of $198.8 million versus $175.7 million in 2017. (1)

2019 FINANCIAL FORECAST (Reaffirmed)
For full year 2019, the company reaffirms its expectation of the following forecasted financial metrics:

(in millions)	FULL YEAR 2019 (As of 2/21/2019)
Total Revenues	$1,060 -- $1,140
Net Income (1)	$80 -- $110
Adjusted Net Income (1)	$150 -- $180
EBITDA (1)	$255 -- $285
Adjusted EBITDA (1)	$280 -- $310

The company’s financial forecast for 2019 includes the impact of the following items:
•
continued deliveries of BioThrax to the Strategic National Stockpile (SNS) under the current procurement contract with the Centers for Disease Control and Prevention (CDC), (the contract and the SNS are now managed by the Office of the Assistant Secretary for Preparedness and Response (ASPR));

•
initial deliveries of NuThrax™ (anthrax vaccine adsorbed with CPG 7909 adjuvant) to the SNS following expected Emergency Use Authorization pre-approval by the U.S. Food and Drug Administration (FDA) under the company’s current development and procurement contract with the Biomedical Advanced Research and Development Authority (BARDA);

•	full year sales of NARCAN Nasal Spray, Vaxchora® (Cholera Vaccine, Live, Oral), and Vivotif® (Typhoid Vaccine Live Oral Ty21a), all of which were acquired in the fourth quarter of 2018;
•	completion of deliveries of ACAM2000 to the SNS under the prior contract as well as initiation of new deliveries to the SNS under the anticipated follow-on procurement contract with the ASPR;
•	deliveries of raxibacumab to the SNS under the current procurement contract with BARDA;
•	domestic and international sales of the other medical countermeasures that comprise Other Product sales;
•	continued CDMO services revenue;
•	increased Contract & Grant revenue due to anticipated increased work related to development projects funded by third parties; and
•
continued investment in discretionary development projects funded by the company targeting opportunities in medical countermeasures for existing and emerging infectious diseases, opioid overdose and other public health threats.

The outlook for 2019 does not include estimates for potential new corporate development or other M&A transactions.

Q1 2019 REVENUE FORECAST (Reaffirmed)
For Q1 2019, the company reaffirms its expectation of total revenues of $185 to $205 million.

FOOTNOTES

(1)	See “Reconciliation of Net Income (Loss) to Adjusted Net Income, EBITDA and Adjusted EBITDA” for a definition of terms and a reconciliation table.
(2)	See “Calculation of Diluted Earnings Per Share.”

CONFERENCE CALL AND WEBCAST INFORMATION
Company management will host a conference call at 5:00 pm (Eastern Time) today, February 21, 2019, to discuss these financial results. This conference call can be accessed live by telephone or through Emergent’s website:

Live Teleconference Information: Dial in: [US] (855) 766-6521; [International] (262) 912-6157 Conference ID: 2299983
Live Webcast Information: Visit https://edge.media-server.com/m6/p/ow37uwh9 for the live webcast feed.

A replay of the call can be accessed at www.emergentbiosolutions.com under “Investors.”

ABOUT EMERGENT BIOSOLUTIONS INC.
Emergent BioSolutions Inc. is a global life sciences company seeking to protect and enhance life by focusing on providing specialty products for civilian and military populations that address accidental, deliberate, and naturally occurring public health threats. We aspire to be a Fortune 500 company recognized for protecting and enhancing life, driving innovation, and living our values. Additional information about the company may be found at www.emergentbiosolutions.com. Find us on LinkedIn and follow us on Twitter @emergentbiosolu and Instagram @life_at_emergent.

SAFE HARBOR STATEMENT
This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements, other than statements of historical fact, including, without limitation, our financial guidance and forecasts, statements regarding the anticipated financial implications of our acquisitions of PaxVax and Adapt Pharma and any other statements containing the words "will," "believes," "expects," "anticipates," "intends," "plans," "targets," "forecasts," "estimates" and similar expressions in conjunction with, among other things, discussions of the Company's outlook, financial performance or financial condition, product sales, government development or procurement contracts or awards, government appropriations, manufacturing capabilities, continued deliveries of BioThrax to the SNS, Emergency Use Authorization (EUA) pre-approval for NuThrax and initial deliveries of NuThrax to the SNS following EUA pre-approval, anticipated sales of NARCAN Nasal Spray, Vivotif and Vaxchora, completion of deliveries under a previous commitment and initiation of new deliveries of ACAM2000 to the SNS under an anticipated follow-on contract, and development projects funded by third parties are forward-looking statements. These forward-looking statements are based on our current intentions, beliefs and expectations regarding future events. We cannot guarantee that any forward-looking statement will be accurate. Investors should realize that if underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Investors are, therefore, cautioned not to place undue reliance on any forward-looking statement. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause the Company's actual results to differ materially from those indicated by such forward-looking statements, including the availability of funding and the exercise of options under our BioThrax and NuThrax contracts; appropriations for the procurement of our products; our ability to secure EUA pre-authorization approval and licensure of NuThrax from the FDA within the anticipated timeframe, if at all; availability of funding for our U.S. government grants and contracts; our ability to successfully integrate and develop the operations, products or product candidates, programs, and personnel of any entities, businesses or products that we acquire, including our recently completed acquisitions of PaxVax and Adapt; our ability to complete expected deliveries of BioThrax, ACAM2000 and raxibacumab; our ability to establish a multi-year follow-on contract for ACAM2000; our ability to advance the technology transfer of raxibacumab to the Company’s Bayview facility; our ability to identify and acquire or in-license products or product candidates that satisfy our selection criteria; our ability and the ability of our collaborators to protect our intellectual property rights; whether anticipated synergies and benefits from an acquisition or in-license will be realized within expected time periods, if at all; our ability to utilize our manufacturing facilities and expand our capabilities; our ability and the ability of our contractors and suppliers to maintain compliance with Current Good Manufacturing Practices and other regulatory obligations; the results of regulatory inspections; possible other future material legal proceedings; the success of our ongoing and planned development programs; the timing and results of clinical trials; the timing of and our ability to obtain and maintain regulatory approvals for our product candidates; and our commercialization, marketing and manufacturing capabilities and strategy. The foregoing sets forth many, but not all, of the factors that could cause actual results to differ from our expectations in any forward-looking statement. Investors should consider this cautionary statement, as well as the risk factors identified in our periodic reports filed with the Securities and Exchange Commission, when evaluating our forward-looking statements.

###

Investor Contact Robert Burrows Vice President, Investor Relations (o) 240/631-3280; (m) 240/413-1917 burrowsr@ebsi.com	Media Contact Lynn Kieffer Vice President, Corporate Communications (o) 240/631-3391 kiefferl@ebsi.com

FINANCIAL STATEMENTS FOLLOW

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Balance Sheets
(in millions, except per share data)

	December 31, 2018	December 31, 2017
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$112.2	$178.3
Restricted cash	0.2	1.0
Accounts receivable, net	262.5	143.7
Inventories	205.8	142.8
Income tax receivable, net	8.6	2.4
Prepaid expenses and other current assets	31.5	17.2
Total current assets	620.8	485.4
Property, plant and equipment, net	510.2	407.2
Intangible assets, net	761.6	119.6
In-process research and development	50.0	--
Goodwill	259.7	49.1
Deferred tax assets, net	13.4	2.8
Other assets	13.7	6.1
Total assets	$2,229.4	$1,070.2
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$80.7	$41.8
Accrued expenses and other current liabilities	30.7	4.8
Accrued compensation	58.2	37.9
Long-term indebtedness, current portion	10.1	--
Contingent consideration, current portion	5.6	2.4
Income taxes payable, net	4.5	--
Deferred revenue, current portion	10.6	13.2
Total current liabilities	200.4	100.1
Contingent consideration, net of current portion	54.4	9.9
Long-term indebtedness, net of current portion	784.5	13.5
Deferred tax liability, net	67.5	--
Income taxes payable	11.2	12.5
Deferred revenue, net of current portion	62.5	17.3
Other liabilities	38.0	4.6
Total liabilities	1,218.5	157.9

Stockholders’ equity:
Preferred stock, $0.001 par value; 15.0 shares authorized, 0 shares issued and outstanding at both December 31, 2018 and 2017	--	--
Common stock, $0.001 par value; 200.0 shares authorized, 52.4 shares issued and 51.2 shares outstanding at December 31, 2018; 50.6 shares issued and 49.4 shares outstanding at December 31, 2017	0.1	0.1
Treasury stock, at cost, 1.2 common shares at both December 31, 2018 and 2017	(39.6)	(39.5)
Additional paid-in capital	688.6	618.3
Accumulated other comprehensive loss	(5.5)	(3.7)
Retained earnings	367.3	337.1
Total stockholders’ equity	1,010.9	912.3
Total liabilities and stockholders’ equity	$2,229.4	$1,070.2

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended December 31,
	2018	2017
	(Unaudited)
Revenues:
Product sales	$217.4	$161.7
Contract manufacturing	26.9	16.2
Contracts and grants	26.4	15.9
Total revenues	270.7	193.8

Operating expenses:
Cost of product sales and contract manufacturing	113.2	66.5
Research and development	52.0	28.5
Selling, general and administrative	81.0	41.8
Amortization of intangible assets	13.3	3.9
Total operating expenses	259.5	140.7

Income from operations	11.2	53.1

Other income (expense):
Interest expense	(8.0)	(0.9)
Other income (expense), net	0.4	(0.3)
Total other expense, net	(7.6)	(1.2)

Income before provision for income taxes	3.6	51.9
Provision for income taxes	7.0	18.0
Net income (loss)	$(3.4)	$33.9

Net income (loss) per share - basic	$(0.07)	$0.77
Net income (loss) per share - diluted (1)	$(0.07)	$0.67

Weighted-average number of shares - basic	50.9	44.3
Weighted-average number of shares - diluted	50.9	51.0

Emergent BioSolutions Inc. and Subsidiaries
Consolidated Statements of Operations
(in millions, except per share data)

	Year Ended December 31,
	2018	2017
	(Unaudited)
Revenues:
Product sales	$606.5	$421.5
Contract manufacturing	98.9	68.9
Contracts and grants	77.0	70.5
Total revenues	782.4	560.9

Operating expenses:
Cost of product sales and contract manufacturing	322.3	187.7
Research and development	142.8	97.4
Selling, general and administrative	202.5	142.9
Amortization of intangible assets	25.0	8.6
Total operating expenses	692.6	436.6

Income from operations	89.8	124.3

Other income (expense):
Interest expense	(9.9)	(6.6)
Other income (expense), net	1.6	0.9
Total other expense, net	(8.3)	(5.7)

Income before provision for income taxes	81.5	118.6
Provision for income taxes	18.8	36.0
Net income	$62.7	$82.6

Net income per share - basic	$1.25	$1.98
Net income per share - diluted (1)	$1.22	$1.71

Weighted-average number of shares - basic	50.1	41.8
Weighted-average number of shares - diluted	51.4	50.3

CALCULATION OF DILUTED EARNINGS PER SHARE
For both the three months and year ended December 31, 2018, net income per diluted share was calculated using the “treasury method.”

For both the three months and year ended December 31, 2017, net income per diluted share is computed using the “if-converted” method. Such a method only applies to results prior to November 14, 2017, the date the Company terminated conversion rights associated with the 2.875% Convertible Senior Notes due 2021 (the Notes). This method requires net income to be adjusted to add back interest expense and amortization of debt issuance cost, both net of tax, associated with the Notes. The following table details the adjustments made in this calculation.

	Three Months Ended December 31,
(in millions, except per share value)	2018		2017
Net Income (Loss)	$(3.4)		$33.9
Adjustments:
+ Interest expense, net of tax	--		0.2
+ Amortization of debt issuance costs, net of tax	--		0.1
Net Income (Loss), adjusted (“if converted”) Net Income (Loss) Per Diluted Share, adjusted (“if converted”)	$(3.4 ($0.07	) )	$34.2 $0.67
Weighted Average Diluted Shares	50.9		51.0

	Year Ended December 31,
(in millions, except per share value)	2018	2017
Net Income	$62.7	$82.6
Adjustments:
+ Interest expense, net of tax	--	2.6
+ Amortization of debt issuance costs, net of tax	--	0.7
Net Income, adjusted (“if converted”) Net Income Per Diluted Share, adjusted (“if converted”)	$62.7 $1.22	$85.9 $1.71
Weighted Average Diluted Shares	51.4	50.3

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME, EBITDA AND ADJUSTED EBITDA
This press release contains two financial measures (Adjusted Net Income and EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization), and Adjusted EBITDA) that are considered “non-GAAP” financial measures under applicable Securities and Exchange Commission rules and regulations. These non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with generally accepted accounting principles. The Company’s definition of these non-GAAP measures may differ from similarly titled measures used by others. Adjusted Net Income adjusts for specified items that can be highly variable or difficult to predict, or reflect the non-cash impact of charges resulting from purchase accounting (which are all tax effected utilizing the statutory tax rate for the US). EBITDA reflects net income excluding the impact of depreciation, amortization, interest expense and provision for income taxes. Adjusted EBITDA also excludes specified items that can be highly variable and the non-cash impact of certain purchase accounting adjustments (which are all tax effected utilizing the statutory tax rate for the US). The Company views these non-GAAP financial measures as a means to facilitate management’s financial and operational decision-making, including evaluation of the Company’s historical operating results and comparison to competitors’ operating results. These non-GAAP financial measures reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to the corresponding GAAP financial measure, may provide a more complete understanding of factors and trends affecting the Company’s business.

The determination of the amounts that are excluded from these non-GAAP financial measures are a matter of management judgment and depend upon, among other factors, the nature of the underlying expense or income amounts. Because non-GAAP financial measures exclude the effect of items that will increase or decrease the Company’s reported results of operations, management strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Reconciliation of Net Income (Loss) to Adjusted Net Income (Unaudited)

	Three Months Ended December 31,
(in millions, except per share value)	2018	2017	Source
Net Income (Loss)	$(3.4)	$33.9
Adjustments:
+ Acquisition-related costs (transaction & integration)	20.5	1.5	SG&A
+ Non-cash amortization charges	13.9	4.1	IA Amort., Other Income
+ Exit and disposal costs	--	--	SG&A
+ Impact of purchase accounting on inventory step-up	18.4	0.4	COGS
Tax effect	(11.1)	(2.1)
Total Adjustments:	41.7	3.9
Adjusted Net Income Adjusted Net Income Per Diluted Share	$38.3 $0.75	$37.8 $0.74

	Year Ended December 31,
(in millions, except per share value)	2018	2017	Source
Net Income	$62.7	$82.6
Adjustments:
+ Acquisition-related costs (transaction & integration)	27.3	5.6	SG&A
+ Non-cash amortization charges	25.9	10.3	IA Amort., Other Income
+ Exit and disposal costs	0.4	1.5	SG&A
+ Impact of purchase accounting on inventory step-up	18.4	2.6	COGS
Tax effect	(15.1)	(7.0)
Total Adjustments:	56.9	13.1
Adjusted Net Income Adjusted Net Income Per Diluted Share	$119.6 $2.33	$95.7 $1.90

	Full Year Forecast
(in millions)	2019F	Source
Net Income	$80 - $110
Adjustments:
+ Acquisition-related costs (transaction & integration)	14	SG&A
+ Non-cash amortization charges	64	IA Amort., Other Income
+ Exit and disposal costs	4	SG&A
+ Impact of purchase accounting on inventory step-up	7	COGS
Tax effect	(19)
Total Adjustments:	70
Adjusted Net Income	$150 - $180

Reconciliation of Net Income to EBITDA and Adjusted EBITDA (Unaudited)

	Three Months Ended December 31,
(in millions, except per share value)	2018	2017
Net Income (Loss)	$(3.4)	$33.9
Adjustments:
+ Depreciation & amortization	24.5	12.4
+ Provision for income taxes	7.0	18.0
+ Total interest expense	8.0	0.9
Total Adjustments	39.5	31.3
EBITDA	$36.1	$65.2
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	20.5	1.5
+ Exit and disposal costs	--	--
+ Impact of purchase accounting on inventory step-up	18.4	0.4
Total Additional Adjustments	38.9	1.9
Adjusted EBITDA	$75.0	$67.1

	Year Ended December 31,
(in millions, except per share value)	2018	2017
Net Income	$62.7	$82.6
Adjustments:
+ Depreciation & Amortization	61.3	40.8
+ Provision for Income Taxes	18.8	36.0
+ Total Interest Expense	9.9	6.6
Total Adjustments	90.0	83.4
EBITDA	$152.7	$166.0
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	27.3	5.6
+ Exit and disposal costs	0.4	1.5
+ Impact of purchase accounting on inventory step-up	18.4	2.6
Total Additional Adjustments	46.1	9.7
Adjusted EBITDA	$198.8	$175.7

Full Year Forecast
(in millions)	2019F
Net Income	$80 - $110
Adjustments:
+ Depreciation & amortization	106
+ Provision for income taxes	30
+ Total interest expense	39
Total Adjustments	175
EBITDA	$255 - $285
Additional Adjustments:
+ Acquisition-related costs (transaction & integration)	14
+ Exit and disposal costs	4
+ Impact of purchase accounting on inventory step-up	7
Total Additional Adjustments	25
Adjusted EBITDA	$280 - $310